UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOX PETROLEUM INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

64 Knightsbridge, London England (Address of principal executive offices)	SW1X 7JF (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-125695 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value of $0.001

Item 1.  Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-125695, is incorporated by reference into this registration statement.

Item 2.  Exhibits.

The following exhibits are filed with and/or are incorporated by reference into this registration statement:

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed on August 19, 2005)
3.2	By-laws (incorporated by reference from our registration statement on Form SB-2 filed on August 19, 2005)
3.3

Certificate of change filed with the Secretary of State of Nevada on January 2, 2007 and which is effective on January 11, 2007 (incorporated by reference from our current report on Form 8- K filed on January 12, 2007)

3.4	Article of Merger filed with the Secretary of State of Nevada on January 11, 2007 (incorporated by reference from our current report on Form 8-K filed on February 7, 2007)
10.1	Mineral Property Purchase Agreement dated January 25, 2005 (incorporated by reference from our registration statement on Form SB-2 filed on August 19, 2005)
10.2	Private Placement Subscription Agreement dated February 23, 2007 (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)
10.3	Lease Purchase and Sale Agreement dated May 29, 2007 (incorporated by reference from our current report on Form 8-K filed on May 31, 2007)
10.4	Share Issuance Agreement dated May 17, 2007 (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)
10.5	Farm-In Agreement dated June 7, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)
10.6	Employment Agreement dated June 11, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)
10.7	Escrow Agreement dated June 8, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)

10.8	Consulting Agreement dated June 8, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)
10.9	Consulting Agreement dated June 8, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)
10.10	Share Purchase Agreement dated June 8, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOX PETROLEUM INC.

/s/ Alexander Craven

By: Alexander James Craven

Vice President, Finance, Secretary, Treasurer and Director

(Principal Financial Officer and Principal Accounting Officer)

Dated: July 9, 2007